EXHIBIT 10.64 March 25, 2015 Anthony Marcoly 312 17th Street Seal Beach, CA 90740 Dear Anthony: On behalf of RealD Inc., a Delaware corporation (the “Company”), I am pleased to provide you with this letter setting forth the terms and conditions of your employment with the Company (the “Agreement”). Effective as of March 25, 2015 (the “Effective Date”) this Agreement amends, restates and supersedes in its entirety your Employment Agreement with the Company dated December 21, 2014. 1. Title; Duties; Reporting. You will serve as the Company’s President, Worldwide Cinema and shall report directly to the Executive Vice President, Global Operations of the Company. You shall be a member of the Company’s senior management team and shall have such duties and responsibilities as shall be consistent with your position. You shall work out of the Company’s offices in Beverly Hills, CA, with travel to other locations, including the Company’s facilities in Boulder, CO, trade shows and customer visits, as necessary to fulfill your duties and responsibilities. You will also devote your full time, efforts, abilities, and energies to promote the general welfare and interests of the Company and any related enterprises of the Company. You will loyally, conscientiously and professionally do and perform all duties and responsibilities of your position, as well as any other duties and responsibilities as may be reasonably assigned to you by the Company, consistent with your position. You will strictly adhere to and obey all Company rules, policies, procedures, regulations and guidelines including, but not limited to, those contained in the Company’s employee handbook, as well as any others that the Company may establish. You will strictly adhere to all applicable state and/or federal laws and/or regulations relating to your employment with the Company. (a) No Conflicting Obligations. By signing this Agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company. (b) Outside Activities. Notwithstanding anything to the contrary contained herein, you may (i) serve as a director or member of a committee or organization involving no actual or potential conflict of interest with the Company and its subsidiaries and affiliates; (ii) deliver lectures and fulfill speaking engagements; (iii) engage in charitable and community activities; and (iv) invest your personal assets in such form or manner that will not violate this Agreement; provided, however, that the activities described in clauses (i), (ii), (iii) or (iv) do not materially affect or interfere with the performance of your duties and obligations to the Company and further, provided, that the Company’s Chief Executive Officer must provide his/her advance written consent with respect to the items referenced in clause (i). 2. Term. (a) Length of Term. The term of this Agreement shall extend from the Effective Date through March 31, 2017 (the “Term”) unless terminated earlier in accordance with the terms herein. On April 1, 2017, and on each subsequent April 1st thereafter, the end date of the Term shall automatically be extended by one (1) additional year, unless either party has previously provided at least sixty (60) days’ written notice to the other party to not so extend the Term. Once such notice has been provided, then the Term shall no longer be extended on any following April 1st. Notwithstanding anything to the contrary, this Agreement shall in all cases expire no later than (and cannot be extended beyond) March 31, 2019. Upon expiration of the Term due to either parties’ providing written notice to not extend the Term then, except as provided in Section 2(c) below, your employment with the Company shall terminate

(if not terminated earlier in accordance with the terms herein) as of the end of the Term. The terms of Sections 6 through 13 shall survive any termination or expiration of this Agreement or of your employment. (b) Resignation. If you voluntarily terminate your employment for any reason, you shall be deemed to have immediately resigned from all positions as an employee or officer with the Company, and any of its affiliates, as of your last day of employment. Upon termination of your employment for any reason, you shall be deemed to have immediately resigned from any position as an employee, officer and/or director of the Company or any of its affiliates, as of your last day of employment. (c) At-Will Status After Expiration of the Term. If the Term ends on March 31, 2019 and if you are then still employed by the Company, then your employment shall thereafter continue on an “at will” basis and during such at-will period, either party can terminate your employment without obligation (including, without limitation, any obligation to provide severance payments or benefits) and/or the Company can change any or all of the terms of your employment at any time for any reason or no reason by providing written notice of the same. For the avoidance of doubt, no advance written notice will be required to effectuate a termination of your employment after the expiration of the Term. (d) No Eligibility for Severance. For the avoidance of doubt, the act of either party providing written notice of its intention to not extend the Term, or the expiration of the Term either on March 31, 2019 or as a result of a party providing such written notice to not extend the Term, shall not trigger any rights to or eligibility for severance, including without limitation, those payments and benefits described under Sections 3(e)(i) or 3(e)(ii). After expiration of the Term, however, you will remain eligible to receive severance in accordance with the Company’s severance policy for comparable level executives of the Company as in effect from time to time. 3. Compensation. (a) Base Salary. (i) As of the Effective Date, your base salary is $460,000 per year, payable in accordance with the Company’s standard payroll procedures. (ii) For all purposes of this Agreement, the term “Base Salary” shall refer to the base salary in effect from time to time. During the Term, your Base Salary will be reviewed annually and is subject to increase (but not decrease) at the discretion of the Board or a committee of members of the Board. (b) Bonus. During each fiscal year of the Term, beginning with the fiscal year ending March 31, 2015, you will annually be eligible to earn a cash performance bonus (“Performance Bonus”) with a target amount of eighty percent (80%) of your Base Salary. The Performance Bonus will be issued and administered under the Company's 2010 Management Incentive Plan (or any successor incentive compensation plan). Your actual bonus, if any, for each fiscal year shall be determined by the Company and the Board (or an appropriate committee thereof) and based 50% on the Company’s performance and 50% on your successful completion of the performance objectives (“MBO Goals”) reasonably prescribed and established for you by the Company (although you may have input into the development of such MBO Goals). The Performance Bonus shall be paid to you no later than the 15th day of the third month immediately following the fiscal year with respect to which the Performance Bonus relates. To earn any Performance Bonus, you must remain employed by the Company through the end of the fiscal year(s) with respect to which the Performance Bonus relates, except in the event a “Pro-Rated Bonus” (defined below) is payable pursuant to Section 3(e)(i)(B) below (Qualifying Termination), Section 4(d) below (death) or Section 4(e) below (Disability). Your Performance Bonus for fiscal year ending March 31, 2015 will be pro-rated based on the Effective Date. (c) Equity. You shall be eligible to be considered for equity awards during each year of the Term at the discretion of the Board (or an appropriate committee thereof). (d) Company-Sponsored Benefits.

As a member of the senior management team of the Company, you will also be eligible to receive all employee benefits pursuant to the Company’s standard benefit plans that the Company generally provides to the other members of the senior management team that may be in effect from time to time. These currently include, without limitation, paid time away, group health benefits, 401(k) retirement benefits, business expense reimbursements, and Company-paid holidays. The Company may, in its sole discretion and from time to time, amend or eliminate any of these benefits. (e) Severance and Other Termination Benefits. (i) Qualifying Termination. If your employment is terminated during the Term without Cause (as defined below) by the Company or by you for “Good Reason” (as defined below) (each, a “Qualifying Termination”), the Company shall cause to occur each of the following: (A) pay you cash severance installment payments in an aggregate amount equal to one hundred percent (100%) of your annual Base Salary as in effect on your Termination Date (“Cash Severance”) being paid in ten monthly pro-rata installments with the first installment of Cash Severance being paid on the 90th day after your “separation from service” (within the meaning of Internal Revenue Code (“Code”) Section 409A (“Section 409A”)) from the Company (“Termination Date”), and the last installment being paid on the first anniversary of the Termination Date; (B) pay you a pro-rated cash Performance Bonus, calculated as follows: the product of (x) the Performance Bonus that would have been earned during the fiscal year in which the Qualifying Termination occurred, assuming that the Qualifying Termination had not occurred and that you remained as President, Worldwide Cinema of the Company through the end of such fiscal year, which Performance Bonus, if any, shall be based on the extent to which the Company achieved the MBO Goals (or the performance standards set forth in the 2010 Management Incentive Plan or any successor incentive plan) during such fiscal year, multiplied by (y) a fraction, the numerator of which is the number of days of the Company’s fiscal year prior to the Termination Date and the denominator of which is 365 days. This pro-rated Performance Bonus (a “Pro-Rated Bonus”) shall be paid to you no later than the 15th day of the third month immediately following the fiscal year in which the Qualifying Termination has occurred; (C) accelerate the vesting of your RSUs and other time-based vesting equity awards, if any, in accordance with their applicable vesting schedules, as if you had provided an additional twelve (12) months of service to the Company as its President, Worldwide Cinema as of the Termination Date; (D) the Company will continue to pay the cost (to the same extent that the Company was doing so immediately before the Termination Date) for all group employee benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the same extent provided by the Company’s group plans immediately before the Termination Date for eighteen (18) months after the Termination Date or until you become eligible for group insurance benefits from another employer, whichever occurs first, provided that you timely elect COBRA coverage (“COBRA Benefits”). You agree (i) at any time either before or during the period of time you are receiving benefits under this subsection (C), to inform the Company promptly in writing if you become eligible to receive group health coverage from another employer; and (ii) that you may not increase the number of your designated dependents, if any, during this time unless you do so at your own expense. The period of such COBRA Benefits shall be considered part of your COBRA coverage entitlement period; provided, however, if the Company determines, in its sole discretion, that it cannot pay for the COBRA Benefits without potentially incurring financial cost or penalties under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then the Company shall, in lieu thereof, pay you a taxable cash amount that it would otherwise have paid for the COBRA Benefits, in monthly installments over the same time period, which payment shall be made regardless of whether you elect health care continuation coverage; and (E) the “Accrued Obligations” (defined below) as of the Termination Date. For avoidance of doubt, the payments and benefits that may be provided under Sections 3(e)(i) above or 3(e)(ii) below shall not be provided more than once and if payments and benefits are provided under either one of these subsections, then no payments or benefits will otherwise be provided again under either one of these subsections. For avoidance of doubt, any Cash Severance benefits provided under Sections 3(e) (i) above or 3(e)(ii) below shall be calculated prior to giving effect to any reduction in Base Salary or target Performance Bonus that would give rise to your right to terminate for Good Reason. Additionally, any Cash Severance benefits provided under Sections 3(e)(i) above or 3(e)(ii) below shall be calculated prior to giving effect to any elected or agreed upon temporary forbearance from payment of the Base Salary or Performance Bonus. (ii) Change in Control. If, during the Term, there is a Qualifying Termination and your Termination Date occurs (because of such Qualifying Termination) during the time period that commences on the date that is ninety (90) days before a “Change in Control” (defined below) and extends through the date that is twenty-four (24) months after a Change in Control (such Qualifying Termination, a “CiC Qualifying Termination”), then the severance benefits provided to you under Section 3(e)(i) shall be enhanced as follows: (a) the amount of the total Cash Severance in Section 3(e)(i)(A) shall instead be equal to one hundred fifty percent (150%) of: (x) the then annual Base Salary plus (y) the target Performance Bonus that could have been earned during the fiscal year in which the Qualifying Termination occurred, assuming that the Qualifying Termination had not occurred and that you remained as President, Worldwide Cinema of the Company through the end of such fiscal year; (b) in lieu of the Pro-Rated Bonus you will instead receive an amount equal to the Performance Bonus multiplied by a fraction, the numerator of which is the number of days of the Company’s fiscal year prior to the Termination Date and the denominator of which is 365 days (the “Target Pro-Rated Bonus”); and (c) in lieu of the vesting acceleration benefits specified in Section 3(e)(i) (C), one hundred percent (100%) of the shares of common stock you have the option to purchase (the “Options”), including any additional stock options, restricted stock units, performance stock units, and other equity compensation incentives granted to you during the Term (collectively, the “Equity Incentives”) which are outstanding and unvested as of the Termination Date shall become fully vested and exercisable as of the later of your Termination Date or immediately prior to the date of the Change in Control. For purposes of determining the number of shares that will vest pursuant to the foregoing provision with respect to any performance based vesting Options or Equity Incentives that have multiple vesting levels depending upon the level of performance, vesting acceleration shall occur, unless otherwise specifically provided in applicable award agreement, at the greater of (x) the target level or (y) the applicable award level as determined in accordance with the performance vesting criteria based on the level of actual performance actually attained through the date of the Change in Control (if calculable). Subject to Section 12 below, in the event of a CiC Qualifying Termination, your Cash Severance and the Target Pro-Rated Bonus shall instead be fully paid to you in a single lump sum payment on the 90th day after your Termination Date. For avoidance of doubt, you will still receive the COBRA Benefits in the event of a CiC Qualifying Termination and the particular payments and benefits that may be provided under a subsection of Sections 3(e)(i) or 3(e)(ii) shall not be duplicated and if payments and benefits are provided under one such subsection then no payments or benefits will be provided under the other subsection and vice-versa. (iii) Release of Claims. Notwithstanding anything to the contrary, in order to receive any payments or benefits under Section 3(e)(i) or Section 3(e)(ii) as applicable, you must timely execute and deliver (and not revoke) a separation agreement and general release of claims in favor of the Company, any affiliates or related entities, and their employees and affiliates, in the form and content attached as Exhibit A hereto, within the time period specified in the release, but in no event after the 60th day following the Termination Date. However, you shall receive payment or benefits from the Company of the Accrued Obligations, as applicable, regardless of whether a separation agreement and general release of claims in the form and content attached as Exhibit A hereto is executed and timely provided to the Company. (iv) Golden Parachute Excise Tax. If any payment or benefit received or to be received by you (including any payment or benefit received pursuant to this Agreement or otherwise) would be (in whole or part) subject to the excise tax imposed by Code Section 4999, or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the “Excise Tax”), then the payments or benefits provided under this Agreement or any other agreement pursuant to which you receive payments that give rise to the Excise Tax will either be: (a) paid in full; or (b) reduced to the extent necessary to make such payments and benefits not subject to such Excise Tax. The Company shall reduce or eliminate the payments first by reducing those payments that are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments that are to be paid the farthest in time from the determination. You shall receive the greater, on an after-tax basis, of (a) or

(b). However, if the imposition of such Excise Tax could be avoided by approval of stockholders as described in Code Section 280G(b)(5)(B), then you may request the Company to solicit a vote of such stockholders (described in Code Section 280G(b)(5)(B) and in which case you will cooperate and execute any such waivers of compensation as may be necessary to enable the stockholder vote to comply with the requirements specified under Code Section 280G and the regulations promulgated thereunder. In no event will the Company be required to gross up any payment or benefit to you to avoid the effects of the Excise Tax or to pay any regular or excise taxes arising from the application of the Excise Tax. Unless the Company and you otherwise agree in writing, any parachute payment calculation will be made in writing by independent public accountants selected by the Company, whose calculations will be conclusive and binding upon the Company and you for all purposes. The Company and you will furnish to the accountants such information and documents as the accountants may reasonably request in order to make a parachute payment determination. The accountants also will provide its calculations, together with detailed supporting documentation, both to the Company and to you, before making any payments that may be subject to the Excise Tax. As expressly permitted by Q/A #32 of the Code Section 280G regulations, with respect to performing any present value calculations that are required in connection with this Section, the parties affirmatively elect to utilize the Applicable Federal Rates that are in effect on the Effective Date (the “Agreement AFRs”) and the accountants shall therefore use such Agreement AFRs in their determinations and calculations. (f) Expense Reimbursement. You shall be reimbursed for all documented reasonable business expenses that are incurred in the ordinary course of business in accordance with the Company’s expense reimbursement policy as in effect from time to time. Any reimbursements or in-kind benefits provided under this Agreement that are subject to Section 409A shall be made or provided in compliance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a fiscal year may not affect the expenses eligible for reimbursement or in-kind benefits to be provided, in any other fiscal year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the fiscal year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. 1. Other Termination Rules. Notwithstanding anything to the contrary in this Agreement whether express or implied, the Company may at any time terminate your employment with the Company and the Term, for any reason or no reason, and with or without Cause, and you may resign from your employment with or without Good Reason and terminate the Term, all as set forth in greater detail in this Section 4. If your employment terminates due to your resignation without Good Reason, or due to your death or Disability or by the Company for Cause, or the Agreement is terminated at the end of the Term due to non-renewal in accordance with Section 2, then you will not be eligible for any severance benefits, except as provided in Sections 4(d) and 4(e). (a) The following definitions shall apply for purposes of this Agreement: (i) “Accrued Obligations” shall mean the sum of (i) any portion of your accrued but unpaid Base Salary through the Termination Date; (ii) subject to Section 13, any compensation previously earned but deferred by you (together with any interest or earnings thereon) that has not yet been paid and that is not otherwise to be paid at a later date pursuant to any deferred compensation arrangement of the Company to which you are a party, if any; (iii) any reimbursements that you are entitled to receive under Section 3(e) of the Agreement or otherwise; and (iv) any vested benefits or amounts that you are otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company in accordance with the terms thereof (other than any such plan, policy, practice or program of the Company that provides benefits in the nature of severance or continuation pay). (ii) “Cause” shall mean (i) your commission of fraud against the Company, (ii) your willful misconduct that materially harms the Company’s interests, (iii) your material violation of Company policies or practices, (iv) your willful use or disclosure of Confidential Information (as defined below) that is unauthorized by this Agreement, or (v) your performance of any act or omission which, if you were prosecuted, would constitute a felony, in each case as determined by the Board (or a committee of members of the Board), whose determination shall be conclusive and binding.

(iii) “Change in Control” shall mean: (1) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ( the “Exchange Act”) together with its affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company, or (iii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually, a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); (2) the majority of the Board is replaced, during any 12-month period by persons whose appointment or election is not endorsed by a majority of the Board prior to such appointment or election; (3) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (3) there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets. (iv) “Confidential Information” shall mean: The Company’s confidential and proprietary business information, including but not limited to, the Company’s products, services, customers, contracts, fees, prices, costs, business affairs, marketing, accounting, financial statements, employees, research, inventions, data, software, and any other confidential and proprietary business information of any kind, nature or description, tangible or intangible, in whatever form. (v) “Disability” shall mean your medically-determined incapacity due to physical or mental illness which makes you unable to perform substantially the duties pertaining to your employment with or without reasonable accommodation for a period of six (6) consecutive months. (vi) “Good Reason” shall mean any one or more of the following: (1) a material diminution in your Base Salary or Performance Bonus target, (2) a material diminution in your authority, reporting, or duties or responsibilities as the Company’s President, Worldwide Cinema, (3) a material change in the geographic location at which you must perform your services to the Company, which shall be defined to be a relocation of your principal workplace to a new location that is more than thirty miles away from the workplace location specified in Section 1 above, or (4) a material breach by the Company of this Agreement. (vii) “Separation from Service” has the meaning set forth in Treasury Regulations Section 1.409A-1(h)(1). (viii) “termination or resignation for Good Reason” shall mean any termination or resignation by you of your employment for Good Reason. (ix) “termination without Cause” shall mean any termination of your employment by the Company for any reason other than Cause or your death or Disability. (b) Termination for Cause. The Company may terminate your employment and the Term at any time for Cause, provided, however, that in the event the Board determines to terminate your employment for Cause, such termination shall only become effective if the Board shall first provide you with written notice detailing the alleged grounds for such Cause, and if such act or omission is susceptible to cure, provide you a 30 day period to cure such act or omission. Upon a termination of your employment by the Company for Cause, you only will be entitled to any salary and other benefits earned, but unpaid, and any reimbursement for expenses owed to you by the Company, as of the Termination Date. (c) Termination without Cause. The Company shall have the unilateral right to terminate your employment and the Term at any time without Cause, and without notice, in the Company’s sole and absolute discretion. Any such termination without Cause shall not constitute a breach of any term of this Agreement, express or implied, or a wrongful deprivation of your office or position. If the Company terminates your employment and the Term without Cause, it shall be treated as a Qualifying Termination and the Company shall have no obligation to you, except to continue to pay you (or cause to occur, if applicable) the amounts (and actions) set forth in Section 3(e)(i) above in accordance with the terms thereof and any related provisions of this Agreement. (d) Termination due to Death. Your employment and the Term will be automatically terminated on the date of your death. In the event of your death, the Company shall pay your estate or assignees (or allow your estate or assignees to retain, as applicable) within thirty (30) days of the Termination Date the Accrued Obligations, subject to Section 13 below. In addition, you shall be eligible to receive a Pro-Rated Bonus for the year in which your employment is terminated, calculated with reference to the Termination Date and calculated and paid as provided in Section 3(e)(i)(B) above. The vested Equity Incentives as of the date of your death shall be exercisable by your estate or assignees until the earliest of (x) twelve (12) months following the Termination Date; (y) the scheduled expiration date of the Equity Incentives; or (z) the date on which the Equity Incentives are canceled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company. (e) Termination due to Disability. If you are subject to a Disability, and if within thirty (30) days after written notice is provided to you by the Company you shall not have returned to perform substantially your duties, your employment and the Term may be terminated by the Company for Disability. During any period prior to such termination during which you are unable to perform substantially such duties due to Disability, the Company shall continue to pay all amounts required to be paid under this Agreement (including without limitation your Base Salary), offset by any amounts payable to your under any disability insurance plan or policy provided by the Company, and the Company shall continue to provide all benefits to you hereunder. Upon termination of your employment due to Disability, the Company shall pay you (or allow you to retain, as applicable) within thirty (30) days of such termination the Accrued Obligations, subject to Section 13 below. In addition, you shall be eligible to receive a Pro- Rated Bonus for the year in which your employment is terminated, calculated with reference to the Termination Date and calculated and paid as provided in Section 3(e)(i)(B) above. The vested Equity Incentives as of the Termination Date shall be exercisable by you until the earliest of (x) twelve (12) months following the Termination Date; (y) the scheduled expiration date of the Equity Incentives; or (z) the date on which the Equity Incentives are canceled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company. (f) Resignation for Good Reason. You may terminate your employment and the Term at any time for Good Reason, provided that you provide written notice to the Company describing the existence of any Good Reason condition(s) within ninety (90) days of the date of the initial existence of the condition(s) or else you will be deemed to have waived any Good Reason with respect to such condition(s). Upon the Company’s receipt of such written notice, the Company shall then have thirty (30) days during which it may cure or remedy the condition(s). If the Company does cure or remedy the condition(s) during such thirty (30) day period then Good Reason will be deemed to have not occurred with respect to such condition(s). If the Company does not cure or remedy the condition(s) during such thirty (30) day period, then your employment with the Company and the Term shall be terminated for Good Reason as of the day following the expiration of the thirty (30) day cure/remedy period. If you terminate your employment for Good Reason in accordance with the provisions of this Section 4(f), it shall be treated as a Qualifying Termination and the Company shall pay you (or cause to occur, if applicable) the amounts (and actions) set forth in Section 3(e)(i) above in accordance with the terms thereof and any related provisions of this Agreement. (g) Resignation without Good Reason. You may terminate your employment and the Term at any time for no reason, or for any reason that does not otherwise constitute Good Reason, in your sole and absolute discretion. You agree to use reasonable efforts to provide written notice to the Company of your termination of employment without Good Reason at least three (3) months prior to the effective date of your resignation (and such notice must specify the effective date of your resignation of employment). In the event you so terminate your employment without Good Reason, you shall only be entitled to receive (subject to Section 13 below) the Accrued Obligations through the effective date of your resignation, as well as all other compensation and benefits required under this Agreement through the effective date of your resignation, and neither you nor the Company shall have any further obligations to the other except as set forth in Section 6 (Confidential Information), Section 7 (Covenants) and Sections 8 through and including 13. However, in the event you terminate your employment without Good Reason and your Termination Date occurs prior to the end of the required minimum three (3) month notice period provided in this Section 4(g), then the Option and any additional stock options or stock appreciation rights granted to you after the Effective Date shall immediately expire and be forfeited as of such Termination Date. The Company is not obligated to actually utilize your services at any time during the three-month period preceding the effective date of your resignation, and may prevent you from accessing any of the Company premises or resources during such three-month period. Additionally, as long as the Company provides you with any compensation and benefits that would have been earned by you pursuant to Sections 3(a), 3(b) and 3(c) during the three-month period preceding the effective date of your resignation had you remained employed during such period, the Company may terminate your employment prior to the expiration of such three-month period without triggering any rights to or eligibility for severance, including without limitation those payments and benefits described under Sections 3(e)(i) or 3(e)(ii). 5. Confidential Information. As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment or thereafter, develop certain information or inventions which will be the property of the Company. In consideration of, and as a condition to, your employment with the Company, and as an essential inducement to the Company to enter into this Agreement, this Agreement is expressly subject to your executing (and complying with) the RealD Inc. Employee Invention Assignment and Confidentiality Agreement (the “Confidentiality Agreement”) in the form enclosed hereto as Exhibit B. 6. Covenants. You agree to timely and fully comply with all of the covenants set forth in this Section 7 and further understand and agree that such covenants shall survive any termination of your employment and termination or expiration of this Agreement. (a) Return of Company Property. On your Termination Date, or at any other time as required by the Company, you will immediately surrender to the Company all Company property, including but not limited to, Confidential Information (as such term is defined in the Confidentiality Agreement), keys, key cards, computers, telephones, pagers, credit cards, automobiles, equipment and/or other similar property of the Company. The Company shall reimburse you for any reasonable expenses to ship its property back to the Company’s offices, as applicable. (b) Non-disparagement. You will not at any time during the period of your employment with the Company and during any period in which you are receiving severance payments under Section 3(e), make (or direct anyone else to make) any disparaging statements (oral or written) about the Company, or any of its affiliated entities, officers, directors, employees, stockholders, representatives or agents, or any of the Company’s products or services or work-in-progress, that are harmful to their businesses, business reputations or personal reputations. (c) Cooperation. You agree that, upon the Company’s request and without any payment therefore, you shall reasonably cooperate with the Company (and be available as necessary) after the Termination Date in connection with any matters involving events that occurred during your period of employment with the Company. (d) Amounts Due. You will fully pay off any outstanding amounts owed to the Company no later than their applicable due date or within thirty days of the Termination Date (if no other due date has previously been established). Within thirty (30) days of the Termination Date, you will submit any outstanding business expense reports to the Company for business expenses incurred prior to the Termination Date. (e) Company Resources. As of the Termination Date, you will no longer represent that you are an officer, director or employee of the Company or any Company affiliate and you will immediately discontinue using the Company mailing address, telephone, facsimile machines, voice mail and e-mail. (f) Notice of New Employment. You will provide written notice to the Company within three (3) business days after the date that you agree to accept new full or part time employment or agree to provide consulting or other services to another entity or venture. (g) Representations. You represent that you have not entered into any agreements, understandings, or arrangements with any person or entity that you would breach as a result of, or that would in any way preclude or prohibit you from entering into, this Agreement with the Company or performing any of the duties and responsibilities provided for in this Agreement. You represent that you do not possess any confidential, proprietary business information belonging to any other entity, and will not use any confidential, proprietary business information belonging to any other entity in connection with your employment with the Company. You represent that you are not resigning employment or relocating any residence in reliance on any promise or representation by the Company regarding the kind, character, or existence of such work, or the length of time such work will last, or the compensation therefor. (h) Clawback Policy. Without limiting the requirement in Section 1 that you will strictly adhere to and obey Company policies, you understand and acknowledge that the Company has adopted a policy (which the Company may in the future amend in its discretion) on the recoupment of compensation (“Clawback Policy”). As a result, you may be required to repay to the Company certain previously paid compensation (that was earned or accrued on or after the Effective Date) in accordance with any such Clawback Policy and/or in accordance with applicable law. (i) Violations. You acknowledge that (i) upon a violation of any of the covenants contained in this Section 7; or (ii) if the Company is terminating your employment for Cause as provided under this Agreement, the Company would sustain irreparable harm as a result and that the Company would not have entered into this Agreement without such restrictions, and, therefore, you agree that in addition to any other remedies which the Company may have, the Company shall be entitled, without bond of any kind, to seek equitable relief including specific performance and injunctions restraining you from committing or continuing any such violation. 7. Entire Agreement. This Agreement and its Exhibits, the Employee Invention Assignment and Confidentiality Agreement, and the Company’s 2010 Stock Incentive Plan, and any other plans or agreements referenced herein, as amended or superseded from time to time, contain the entire agreement between you and the Company regarding their terms and supersede any and all prior written or oral understandings. Except as otherwise provided herein, this Agreement may not be amended or modified except in a writing, executed by you and a duly authorized officer of the Company other than yourself. This Agreement may be executed by facsimile signatures and in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument. 8. Choice of Law; Severability; Waiver. This Agreement will be governed by the laws of the State of California, United States, without reference to the conflict of law provisions thereof. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision, or portion thereof, of this Agreement. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof will not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement. 9. Successors and Assigns. The Company may assign this Agreement to any successor (whether by amalgamation, merger, consolidation, sale of assets, purchase or otherwise) to all or substantially all of the equity, assets or business of the Company, and this Agreement will be binding upon and inure to the benefit of such successors and assigns, including any successor entity. You may not assign this Agreement or your obligations hereunder. 10. Notice. Any and all notices required or permitted to be given to you or the Company pursuant to the provisions of this Agreement will be in writing, and will be effective and deemed to provide such party sufficient notice hereunder on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices that the Company is required to or may desire to give you that are not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to you at your home address of record with the Company, or at such other address as you may from time to time designate by one of the indicated means of notice herein. All notices that you are required to or may desire to give to the Company that are not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the Company’s General Counsel at its principal office, or at such other office as the Company may from time to time designate by one of the indicated means of notice herein. 11. Withholding and Taxes. The Company shall have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment. The Company (including, without limitation, members of the Board) shall not be liable to you or other persons as to any unexpected or adverse tax consequence realized by you and you shall be solely responsible for the timely payment of all taxes arising from this Agreement that are imposed on you. 12. Section 409A. The payments under this Agreement are intended to be exempt from the application of Section 409A pursuant to the “short-term deferral” exception and “separation pay plan” exception under Section 409A to the fullest extent possible and any ambiguity herein shall be interpreted accordingly. Each individual payment provided under Sections 3(e), 4 (d) or 4(e) is intended to be a separate payment and not a series of payments for purposes of Section 409A. Anything in this

Agreement to the contrary notwithstanding, if the severance payment above constitutes an item of nonqualified deferred compensation subject to Section 409A, the Company and you shall take all steps necessary (including with regard to any post- termination services you may perform) to ensure that any such termination constitutes a “separation from service” within the meaning of Section 409A. In addition, if you are deemed at the time of your “separation from service” to be a “specified employee” within the meaning of that term under Section 409A and to the extent delaying commencement of payment of nonqualified deferred compensation (that is payable on account of your separation from service) is required in order to avoid the imposition of taxes under Section 409A, then all such payments and benefits will instead be paid to you in a lump sum without interest on the earlier of (a) the first business day of the seventh month following your “separation from service” or (b) five business days after the date the Company receives written confirmation of your death. To the extent any severance benefits provided under this Agreement are nonqualified deferred compensation subject to Section 409A, to the extent necessary as required to avoid the imposition of taxes under Section 409A, any accelerated payment of Cash Severance pursuant to Section 3(e)(ii) shall occur only if the Change in Control qualifies as a change in the ownership or effective control of the Company or change in the ownership of a substantial portion of its assets within the meaning of Treasury Regulations Section 1.409A-3(i) (5). It is intended that payments under this Agreement will be exempt from or comply with Section 409A, but the Company makes no representation or covenant to ensure that the payments under this Agreement are exempt from, or compliant with, Section 409A, and will have no liability to you or any other party if a payment under this Agreement that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant. 13. Exhibits. All Exhibits attached to this Agreement shall be incorporated herein by this reference as though fully set forth herein. [Remainder of Page Intentionally Left Blank]

If you decide to accept the terms of this Agreement, please sign this Agreement and the Employee Invention Assignment and Confidentiality Agreement in the spaces indicated and return it to me. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this Agreement and Employee Invention Assignment and Confidentiality Agreement. Should you have anything else that you wish to discuss, please do not hesitate to contact me. Sincerely, RealD Inc. By: /s/ Michael V. Lewis Michael V. Lewis Chief Executive Officer I have read, understand, and accept this offer. Furthermore, in choosing to accept this offer, I agree that I am not relying on any representations, whether verbal or written, except as specifically set out within this Agreement. /s/ Anthony Marcoly Anthony Marcoly Date: March 25, 2015 Enclosures: EXHIBIT A: FORM OF SEPARATION AGREEMENT AND RELEASE OF CLAIMS EXHIBIT B: EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

March 26, 2015 Anthony Marcoly c/o RealD Inc. 100 N. Crescent Drive, Suite 200 Beverly Hills, CA 90210 Re: Fiscal 2016 Bonus Dear Anthony: Reference is made to that certain Employment Agreement (the “Agreement”) dated March 26, 2015 between you and RealD Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. Pursuant to the Agreement, you are eligible to earn a cash performance bonus (the “Performance Bonus”) for each fiscal year of the Term. This letter confirms that for fiscal year ending March 31, 2016, you will receive a Performance Bonus payout of not less than $368,000 (the “FY 2016 Bonus”), provided that you must remain employed in good standing by the Company through and including the last day of the fiscal year ending March 31, 2016 to earn or receive the FY 2016 Bonus; provided, however, that if a Qualifying Termination occurs prior to March 31, 2016, then subject to your satisfaction of the terms and conditions of the Agreement for payment of the Pro-Rated Bonus (including timely delivery of an effective release of claims against the Company), your Pro-Rated Bonus severance benefit will be calculated with respect to the full guaranteed amount of your FY2016 Bonus, pro-rated to reflect the number of days in the fiscal year prior to your Qualifying Termination, but not reduced with respect to actual performance during the 2016 fiscal year. For example, if your employment terminates in a Qualifying Termination on December 31, 2015, your Pro-Rated Bonus severance benefit amount would be $276,000. Similarly, for purposes of calculating any Target Pro-Rated Bonus severance benefit to which you may become entitled to under the terms of the Agreement pursuant to a CIC Qualifying Termination that occurs prior to March 31, 2016 the target amount of your Performance Bonus used in such calculation will be $368,000. Additionally, this letter confirms that the Compensation Committee of the Board of Directors of the Company approved equity awards with an equivalent value of $425,000 in the aggregate, 50% of which is in the form of restricted stock units and 50% of which is in the form of performance stock units, each under the Company's 2010 Stock Incentive Plan (“Stock Plan”) as was provided in your original Employment Agreement with the Company which you executed on December 21, 2014. The equity terms and conditions will be set forth in the agreements evidencing the grant, and which you must execute as a condition of grant, with vesting to commence on the Effective Date and in accordance with the vesting schedule set forth in the Stock Plan agreements. This letter agreement, together with the Agreement and its Exhibits, the Employee Invention Assignment and Confidentiality Agreement, and the Stock Plan, sets forth all of the terms of your employment with the Company. This letter agreement may only be changed or supplemented in a writing signed by you and the Chief Executive Officer of the Company. Please acknowledge your agreement with the foregoing by signing this letter agreement in the space indicated below and returning it to me. Sincerely, RealD inc. By: /s/ Michael V. Lewis Michael V. Lewis Chief Executive Officer ACKNOWLEDGED AND AGREED: /s/ Anthony Marcoly By: Anthony Marcoly Dated this 26th day of March, 2015

EXHIBIT A FORM OF SEPARATION AGREEMENT AND RELEASE OF CLAIMS

-1- 114068972 v1 SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS This Separation Agreement and General Release of Claims (the “Agreement”) is entered into by and between RealD Inc., a Delaware corporation (the “Company”), and _____________ (“Executive”) (together “the Parties”). This Agreement is effective only if it has been executed by each of the Parties and the revocation period has expired without revocation as set forth in Sections 5(c) and (d) below (the “Effective Date”). WHEREAS, Executive was an employee of the Company and served as its _____________ pursuant to an employment agreement with the Company with an effective date of February ___, 2015 (the “Employment Agreement”); WHEREAS, the Company and Executive mutually agree that (i) Executive’s employment with the Company was terminated [by the Company without Cause] [by Executive for Good Reason] (a “Qualifying Termination”) on [DATE] (the “Termination Date”), and (ii) that Executive will release the Company and its affiliates from any and all claims as of the Effective Date; WHEREAS, [a Change in Control (as defined in the Employment Agreement) occurred on [DATE];] and WHEREAS, in accordance with the Employment Agreement, a Qualifying Termination of Executive’s employment means that Executive is eligible to receive certain separation benefits provided that, among other things, Executive timely complies with the requirements of Section 3(e)(iii) of the Employment Agreement. NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows: 1. Qualifying Termination of Employment. Executive and the Company acknowledge and agree that Executive’s employment with the Company terminated as of the close of business on the Termination Date without regard to whether Executive signs this Agreement or agrees to the following terms and conditions, and that such termination was treated as a Qualifying Termination by the Company. As of the Termination Date, it is mutually agreed that Executive is no longer [an employee] [or director] of the Company and no longer holds any positions or offices with the Company [except for his membership on the Company’s Board of Directors]. 2. Separation Benefits. In consideration for Executive’s general release of all claims set forth below and Executive’s other obligations under this Agreement and in satisfaction of all of the Company’s obligations to Executive and further provided that: (i) this Agreement is signed by Executive and delivered to the Company on or before [DATE], (ii) this Agreement is not revoked by Executive under Section 5 below and therefore becomes effective on or before [DATE], (iii) Executive remains in continuing material compliance with all of the terms of this Agreement, and (iv) the termination of Executive’s employment with the Company is treated as a Qualifying Termination by the Company, then the Company agrees to provide (and continue to provide) the separation benefits specified in Section 3(a) below to Executive.

-2- 114068972 v1 In the event that the Company believes Executive is not in continuing material compliance with the terms of this Agreement, then the Company shall provide Executive with written notice of the same and the Company’s intention to terminate the separation benefits specified in Section 3(a) below within ninety (90) days of the date on which the general counsel of the Company or a member of the Board (other than Executive) first becomes aware of the initial existence of the condition(s) giving rise to such lack of material compliance. If the Company does not timely provide such notice during the applicable 90 days, then the Company will be deemed to have waived the right to assert any such breach with respect to such condition(s) provided that at least one of such persons with knowledge of the initial existence of the condition(s) remains in service with the Company through the conclusion of the ninety day notice period. Notwithstanding the foregoing, in the event that the actions or inactions giving rise to such lack of material compliance are reasonably capable of being cured, the written notice from the Company shall provide Executive with at least twenty (20) days to cure such noncompliance, prior to the effective date of the termination of separation benefits specified in Section 3(a) below. During such twenty (20) day period, the Company will suspend payment(s) of the separation benefits specified in Section 3(a) below, and if the actions or inactions giving rise to such lack of material compliance are not timely cured, then the Company shall immediately terminate any and all such separation payments and benefits. In the event that Executive cures the circumstances giving rise to such lack of material compliance within such twenty (20) day period, the Company shall remove the suspension and continue to provide the separation payments and benefits specified in Section 3(a) below. 3. Payments, Benefits and Taxes. (a) Separation Benefits. The Company will provide to Executive the payments and benefits specified in Section 3(e)(i) (or Section 3(e)(ii) if a Change in Control is consummated before the 90th day after the Termination Date) of the Employment Agreement, subject to Section 3(e)(iv) of the Employment Agreement, but in no event will payments be provided under both Sections 3(e)(i) and 3(e)(ii) of the Employment Agreement. Subject to Section 3(e) below, such payments and benefits will be provided to Executive at the times specified in the Employment Agreement. (b) Taxes. Any tax obligations of Executive and tax liability therefore, including without limitation any penalties or interest based upon such tax obligations, that arise from the benefits and payments made to Executive shall be Executive’s sole responsibility and liability. All payments or benefits made under this Agreement to Executive shall be subject to applicable tax withholding laws and regulations and Executive shall be required to timely and fully satisfy any such withholding as a condition of receipt of any payments or benefits. The terms of Section 11 of the Employment Agreement are also applicable to this Agreement and to all payments and benefits provided hereunder. (c) WARN Payments. The payments to Executive hereunder shall be considered as including any and all payments by the Company that could or in fact become payable in connection with the Executive’s termination of employment pursuant to any applicable legal requirements, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN” Act), California Labor Code sections 1400-1408, or any other similar foreign, federal or state law.

-3- 114068972 v1 (d) Full Payment. Except with respect to any “Excluded Claims” (defined below), Executive represents and warrants to the Company that, as of the Effective Date, the payments set forth in Section 3(a) herein constitute all payments or obligations owed by the Company to Executive in connection with any employment, severance, retention, or a change in control plan or arrangement. (e) Internal Revenue Code Section 409A. The terms of Section 12 of the Employment Agreement are also applicable to this Agreement and to all payments and benefits provided hereunder. 4. Executive’s Representations, Warranties and Covenants. (a) Executive reaffirms that he will continue to be bound by, and will continue to comply with, all of the terms and conditions and covenants in Sections 5 and 6 of the Employment Agreement and also all terms and conditions of the Confidentiality Agreement (as such term is defined in the Employment Agreement). (b) Executive represents and warrants to the Company that, as of the Effective Date, Executive has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Executive from complying with the provisions hereof, and further certifies that Executive will not enter into any such conflicting agreement. (c) Executive represents and warrants to the Company that, as of the Effective Date, Executive has not filed any claim against the Company or its affiliates and has not assigned to any third party any claims against the Company or its affiliates. (d) Executive acknowledges that Executive has had the opportunity to fully review this Agreement and, if Executive so chooses, to consult with counsel, and is fully aware of Executive’s rights and obligations under this Agreement. 5. Executive’s Release of Claims. In exchange for the Company’s promises set forth herein, all of which are good and valuable consideration, Executive hereby covenants not to sue and releases and forever discharges the Company, its owners, parents, subsidiaries, attorneys, insurers, agents, employees, stockholders, directors, officers, affiliates, predecessors and successors of and from any and all rights, claims, actions, demands, causes of action, obligations, attorneys’ fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, that Executive may have (whether known or not known) (collectively, “Claims”), accruing to Executive as of the Effective Date, that Executive has ever had, including but not limited to Claims based on and/or arising under Title VII of the Civil Rights Act of 1964, as amended, The Americans with Disabilities Act, The Family Medical Leave Act, The Equal Pay Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, and/or the California Fair Employment and Housing Act; The California Constitution, The California Government Code, The California Labor Code, The Industrial Welfare Commission’s Orders, the Worker Adjustment and Retraining Notification Act, California Labor Code sections 1400-1408, and any and all other Claims Executive may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other Claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in

-4- 114068972 v1 any way, related to Executive’s previous relationship with the Company as an employee, consultant and/or director. Furthermore, Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Older Workers Benefit Protection Act and Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that in accordance with ADEA: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least twenty-one (21) days within which to consider this Agreement; (c) Executive has up to seven (7) days following the execution of this Agreement by the Executive to revoke the Agreement by timely providing written notice of revocation to the Company; and (d) this Agreement shall not be effective until the revocation period in Section 5(c) has expired without revocation by Executive. The Company and Executive agree that the release set forth in this Section 5 shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary herein, the Parties agree that Executive is not waiving any Claims he may have that arise from or are incurred in connection with any of the following matters (collectively, the “Excluded Claims”). (i) the Company’s breach of its obligations under Section 3(a) above or under Section 3(e)(i) and 3(e)(ii) of the Employment Agreement; (ii) claims for indemnification under Section 2802 of the California Labor Code, under the Company’s Certificate of Incorporation or by-laws, pursuant to an indemnification agreement between you and the Company and under any insurance policy of the Company or the established policies of the Company or any affiliate thereof expressly providing for such indemnity between Executive and the Company or any affiliate thereof; (iii) claims for any vested benefits under the terms of any of the Company’s pension, profit sharing, health, welfare, stock option, restricted stock, stock incentive, deferred compensation, supplemental compensation and any other welfare, benefit or other plan of the Company; (iv) claims for workers’ compensation benefits; and (v) any transactions or agreements entered into, and any occurrences, acts or omissions occurring, after the Effective Date. 6. Civil Code Section 1542. Executive and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST

-5- 114068972 v1 HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR. Executive, being aware of said Code section, agrees to expressly waive any rights Executive may have thereunder (except with respect to Excluded Claims), as well as under any other statute or common law principles of similar effect. 7. Labor Code Section 206.5. Upon receipt by Executive of the “Accrued Obligations” (as such term is defined in the Employment Agreement) including all of his salary and unused vacation time, each accrued through the Termination Date, Executive acknowledges that these payments represent all such monies due to Executive through the Termination Date. In light of the payment by the Company of all wages due, or to become due to Executive (excluding any additional amounts payable to Executive under Section 3(e) of the Employment Agreement), California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows: No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made. 8. Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of California. 9. Assignment. This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective owners, agents, officers, stockholders, employees, directors, attorneys, insurers, subsidiaries, parents, affiliates, successors, personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and assigns. This Agreement is personal in nature, and none of the Parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the rights and obligations of the Company under this Agreement may be assigned (without the consent of the Executive) to an entity which becomes the successor to the Company as the result of a merger or other corporate reorganization or similar transaction or sale of substantially all the assets to a successor which continues the business of the Company or any other subsidiary of the Company. 10. Notices. The terms of Section 10 of the Employment Agreement are also applicable to this Agreement. 11. Integration and Interpretation. This Agreement, and the surviving provisions of the Employment Agreement, represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior agreements whether written or oral. The terms of this Agreement have been voluntarily agreed to by Executive and Company, and the language used in this Agreement shall be deemed to be the language chosen to express the mutual intent of the Parties. This Agreement shall be construed without regard to any presumption or rule requiring construction against Company or Executive, or in favor of the Party receiving a particular benefit under this Agreement.

-6- 114068972 v1 12. Modification. This Agreement may only be amended in a writing signed by Executive and an authorized representative of the Company and which expressly references that this Agreement is being amended. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the party against whom enforcement of the change or modification is sought. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party. 13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. 14. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by any other Party hereto which are not specifically set forth in this Agreement. By entering into this Agreement, the Company is not acknowledging or admitting any fault, wrongdoing, or liability on its part in any way. 15. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. 16. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: (a) They have read this Agreement; (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (c) They understand the terms and consequences of this Agreement and of the releases it contains; and (d) They are fully aware of the legal and binding effect of this Agreement. 17. Execution in Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which when together shall be deemed to constitute the executed original,

-7- 114068972 v1 and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of the undersigned. IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates shown below. [__________________] REALD INC. By: By: [NAME/TITLE] Dated: Dated:

EXHIBIT B EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

50825782 v1 -1- EMPLOYEE INVENTION ASSIGNMENT AND  CONFIDENTIALITY AGREEMENT    In consideration of, and as a condition to, my employment with RealD Inc., a Delaware  corporation (the “Company”), I hereby represent to, and agree with, the Company as follows:  1.  Purpose of Agreement.  I understand that the Company is engaged in a  continuous program of research, development, production and marketing in connection with its  business and that it is critical for the Company to preserve and protect its “Proprietary  Information” (as defined in Section 7 below), its rights in “Inventions” (as defined in Section 2  below) and in all related intellectual property rights.  Accordingly, I am entering into this  Employee Invention Assignment and Confidentiality Agreement (this “Agreement”) as a  condition of my employment with the Company, whether or not I am expected to create  inventions of value for the Company.  2.  Disclosure of Inventions.  I will promptly disclose in confidence to the Company  all inventions, improvements, designs, original works of authorship, formulas, processes,  compositions of matter, computer software programs, databases, mask works and trade secrets  (the “Inventions”) that I make or conceive or first reduce to practice or create, either alone or  jointly with others, during the period of my employment, whether or not in the course of my  employment, and whether or not such Inventions are patentable, copyrightable or protectible  as trade secrets.  3.  Work for Hire; Assignment of Inventions.  I acknowledge and agree that any  copyrightable works prepared by me within the scope of my employment are “works for hire”  under the Copyright Act and that the Company will be considered the author and owner of such  copyrightable works.  I agree that all Inventions that (i) are developed using equipment,  supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for  the Company, or (iii) relate to the Company’s business or current or anticipated research and  development (the “Assigned Inventions”), will be the sole and exclusive property of the  Company and are hereby irrevocably assigned by me to the Company.  4.  Labor Code Section 2870 Notice.  I have been notified and understand that the  provisions of Sections 3 and 5 of this Agreement do not apply to any Assigned Invention that  qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as  follows:  ANY  PROVISION  IN  AN  EMPLOYMENT  AGREEMENT WHICH  PROVIDES  THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS  OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT  APPLY  TO AN  INVENTION THAT  THE  EMPLOYEE DEVELOPED  ENTIRELY  ON  HIS  OR  HER  OWN  TIME  WITHOUT  USING  THE  EMPLOYER’S  EQUIPMENT,  SUPPLIES,  FACILITIES,  OR  TRADE  SECRET  INFORMATION  EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME

50825782 v1 -2- OF CONCEPTION OR REDUCTION TO PRACTICE OF THE  INVENTION TO  THE  EMPLOYER’S  BUSINESS,  OR  ACTUAL  OR  DEMONSTRABLY  ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR  (2)  RESULT  FROM  ANY WORK  PERFORMED  BY  THE  EMPLOYEE  FOR  THE  EMPLOYER.    TO  THE  EXTENT  A  PROVISION  IN  AN  EMPLOYMENT  AGREEMENT  PURPORTS  TO  REQUIRE  AN  EMPLOYEE  TO  ASSIGN  AN  INVENTION  OTHERWISE  EXCLUDED  FROM  BEING  REQUIRED  TO  BE  ASSIGNED  UNDER  CALIFORNIA  LABOR  CODE  SECTION  2870(a),  THE  PROVISION  IS  AGAINST  THE  PUBLIC  POLICY  OF  THIS  STATE  AND  IS  UNENFORCEABLE.  5.  Assignment of Other Rights.  In addition to the foregoing assignment of  Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company:  (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other  intellectual property rights in any Assigned Inventions; and (ii) any and all “Moral Rights” (as  defined below) that I may have in or with respect to any Assigned Inventions.  I also hereby  forever waive and agree never to assert any and all Moral Rights I may have in or with respect to  any Assigned Inventions, even after termination of my work on behalf of the Company. “Moral  Rights” mean any rights to claim authorship of an Assigned Inventions, to object to or prevent  the modification of any Assigned Inventions, or to withdraw from circulation or control the  publication or distribution of any Assigned Inventions, and any similar right, existing under  judicial or statutory law of any country in the world, or under any treaty, regardless of whether  or not such right is denominated or generally referred to as a “moral right”.  6.  Assistance.  I agree to assist the Company in every proper way to obtain for the  Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal  protections for the Company’s Assigned Inventions in any and all countries.  I will execute any  documents that the Company may reasonably request for use in obtaining or enforcing such  patents, copyrights, mask work rights, trade secrets and other legal protections.  My obligations  under this paragraph will continue beyond the termination of my employment with the  Company, provided that the Company will compensate me at a reasonable rate after such  termination for time or expenses actually spent by me at the Company’s request on such  assistance.  I appoint the Secretary of the Company as my attorney‐in‐fact to execute  documents on my behalf for this purpose.  7.  Proprietary Information.  I understand that my employment by the Company  creates a relationship of confidence and trust with respect to any information of a confidential  or secret nature that may be disclosed to me by the Company that relates to the business of the  Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the  Company or any other party with whom the Company agrees to hold information of such party  in confidence (the “Proprietary Information”).  Such Proprietary Information includes, but is not  limited to, Assigned Inventions, marketing plans, product plans, business strategies, financial  information, forecasts, personnel information, customer lists and domain names.

50825782 v1 -3- 8.  Confidentiality.  At all times, both during my employment and after its  termination, I will keep and hold all such Proprietary Information in strict confidence and trust.  I  will not use or disclose any Proprietary Information without the prior written consent of the  Company, except as may be necessary to perform my duties as an employee of the Company for  the benefit of the Company.  Upon termination of my employment with the Company, I will  promptly deliver to the Company all documents and materials of any nature pertaining to my  work with the Company.  I will not take with me any documents or materials or copies thereof  containing any Proprietary Information.  9.  No Breach of Prior Agreement.  I represent that my performance of all the  terms of this Agreement and my duties as an employee of the Company will not breach any  invention assignment, proprietary information, confidentiality or similar agreement with any  former employer or other party.  I represent that I will not bring with me to the Company or use  in the performance of my duties for the Company any documents or materials or intangibles of a  former employer or third party that are not generally available to the public or have not been  legally transferred to the Company.  10.  Efforts; Duty Not to Compete.  I understand that my employment with the  Company requires my undivided attention and effort during normal business hours. While I am  employed by the Company, I will not, without the Company’s express prior written consent,  provide services to, or assist in any manner, any business or third party which competes with  the current or planned business of the Company.  11.  Notification.  I hereby authorize the Company to notify my actual or future  employers of the terms of this Agreement and my responsibilities hereunder.  12.  Non‐Solicitation of Employees/Consultants.  During my employment with the  Company and for a period of one (1) year thereafter, I will not directly or indirectly solicit away  employees or consultants of the Company for my own benefit or for the benefit of any other  person or entity.  13.  Non‐Solicitation of Suppliers/Customers.  During my employment with the  Company and after termination of my employment, I will not directly or indirectly solicit or take  away suppliers or customers of the Company if the identity of the supplier or customer or  information about the supplier or customer relationship is a trade secret or is otherwise deemed  confidential information within the meaning of California law.  14.  Injunctive Relief.  I understand that in the event of a breach or threatened  breach of this Agreement by me the Company may suffer irreparable harm and will therefore be  entitled to injunctive relief to enforce this Agreement.  15.  Governing Law; Severability.  This Agreement will be governed by and  construed in accordance with the laws of the State of California, without giving effect to that  body of laws pertaining to conflict of laws.  If any provision of this Agreement is determined by  any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any

50825782 v1 -4- respect, such provision will be enforced to the maximum extent possible given the intent of the  parties hereto.  If such clause or provision cannot be so enforced, such provision shall be  stricken from this Agreement and the remainder of this Agreement shall be enforced as if such  invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never  been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement  based upon the substantial benefit of the bargain for any party is materially impaired, which  determination as made by the presiding court or arbitrator of competent jurisdiction shall be  binding, then this Agreement will not be enforceable against such affected party and both  parties agree to renegotiate such provision(s) in good faith.  16.  Counterparts.  This Agreement may be executed in any number of counterparts,  each of which when so executed and delivered will be deemed an original, and all of which  together shall constitute one and the same agreement.  17.  Titles and Headings.  The titles, captions and headings of this Agreement are  included for ease of reference only and will be disregarded in interpreting or construing this  Agreement.  Unless otherwise specifically stated, all references herein to “sections” and  “exhibits” will mean “sections” and “exhibits” to this Agreement.  18.  Entire Agreement.  This Agreement and the documents referred to herein  constitute the entire agreement and understanding of the parties with respect to the subject  matter of this Agreement, and supersede all prior understandings and agreements, whether oral  or written, between or among the parties hereto with respect to the specific subject matter  hereof.  19.  Amendment and Waivers.  This Agreement may be amended only by a written  agreement executed by each of the parties hereto.  No amendment of or waiver of, or  modification of any obligation under this Agreement will be enforceable unless set forth in a  writing signed by the party against which enforcement is sought.  Any amendment effected in  accordance with this section will be binding upon all parties hereto and each of their respective  successors and assigns.  No delay or failure to require performance of any provision of this  Agreement shall constitute a waiver of that provision as to that or any other instance.  No  waiver granted under this Agreement as to any one provision herein shall constitute a  subsequent waiver of such provision or of any other provision herein, nor shall it constitute the  waiver of any performance other than the actual performance specifically waived.  20.  Successors and Assigns; Assignment.  Except as otherwise provided in this  Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be  binding upon and inure to the benefit of their respective successors, assigns, heirs, executors,  administrators and legal representatives.  The Company may assign any of its rights and  obligations under this Agreement.  No other party to this Agreement may assign, whether  voluntarily or by operation of law, any of its rights and obligations under this Agreement, except  with the prior written consent of the Company.

50825782 v1 -5- 21.  Further Assurances.  The parties agree to execute such further documents and  instruments and to take such further actions as may be reasonably necessary to carry out the  purposes and intent of this Agreement.  22.  “At Will” Employment.  I understand that this Agreement does not constitute a  contract of employment or obligate the Company to employ me for any stated period of time.  I  understand that if I am an “at will” employee of the Company, my employment can be  terminated at any time, for any reason or for no reason, by either the Company or myself.  This  Agreement shall be effective as of the first day of my employment by the Company.    RealD Inc.:      By:  __________________________              Michael V. Lewis              Chief Executive Officer      Date:  __________________________  Employee:                 Signature    Print Name: _______________________     Date:  __________________________